CONSENT OF PRICEWATERHOUSECOOPERS, LLP



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-56519) and the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18411) of Brilliant Digital Entertainment, Inc. of our report dated March 29, 1999 appearing on page 29 of this Annual Report on Form 10-K.

                        /s/ PricewaterhouseCoopers, LLP

Los Angeles, California
April 14, 1999